UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

PIKE CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

LITIGATION UPDATE

On November 18, 2014, Pike Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement, dated November 18, 2014 (the “definitive proxy statement”), with respect to the special meeting of the Company’s shareholders scheduled to be held on December 18, 2014 (the “Special Meeting”) in order to approve the Agreement and Plan of Merger, dated as of August 4, 2014 (as it may be amended from time to time, the “merger agreement”), by and among the Company, Pioneer Parent, Inc., a Delaware corporation (“Parent”), and Pioneer Merger Sub, Inc., a North Carolina corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”). Pursuant to the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Parent.

As previously disclosed in the definitive proxy statement, four purported class action complaints relating to the merger have been filed. On August 19, 2014, a purported class action complaint was filed on behalf of a putative class of the Company’s public shareholders. The complaint named as defendants the members of the Board of Directors of the Company (the “Board”), the Company, Court Square Capital Partners III, L.P. (“CSCP”) and the Parent Parties, and generally alleged that the members of the Board breached their fiduciary duties to the Company’s shareholders in connection with the merger agreement and that CSCP and the Parent Parties aided and abetted that breach. On September 8, 2014, a second purported class action complaint was filed on behalf of a putative class of the Company’s public shareholders naming the members of the Board and the Parent Parties as defendants, and generally alleging that the Board breached its fiduciary duties to the Company’s shareholders in connection with the merger agreement and that the Parent Parties aided and abetted that breach. The Company was also named as a “nominal defendant” because the case purported to be brought as a derivative action on the Company’s behalf in the alternative to the direct shareholder claims. On September 17, 2014, a third purported class action complaint was filed on behalf of a putative class of the Company’s public shareholders naming the members of the Board, CSCP and the Parent Parties as defendants, and generally alleging that the Board breached its fiduciary duties to the Company’s shareholders in connection with the merger agreement and that CSCP and the Parent Parties aided and abetted that breach. The Company was again named as a “nominal defendant” because of the alternative derivative claims. The plaintiff in the third lawsuit filed an amended complaint on October 7, 2014, to add claims based on alleged omissions and incomplete disclosures in the Company’s preliminary proxy statement. On September 25, 2014, a fourth purported class action complaint was filed on behalf of a putative class of the Company’s public shareholders. The complaint names as defendants the members of the Board, the Company, CSCP and the Parent Parties. The complaint alleges that the members of the Board breached their fiduciary duties to the Company’s shareholders in connection with the merger agreement, namely with regard to alleged omissions and incomplete disclosures in the Company’s preliminary proxy statement. The complaint alleges that CSCP and the Parent Parties aided and abetted the breach.

All four lawsuits were assigned to the North Carolina Business Court (the “Court”). On October 30, 2014, the Court entered an order consolidating the four lawsuits and designating

Annabelle Umberger v. Pike Corporation, et al. (Case No. 14-CVS-1202) as the operative complaint, superseding the others. Any future-filed lawsuits that are assigned to the Court will also be consolidated into the action and superseded by the Umberger case.

The Company believes that these lawsuits are without merit and that no further disclosure is required to supplement the definitive proxy statement under any applicable rule, statute, regulation or law. However, to eliminate the burden, expense and uncertainties inherent in such litigation, on December 8, 2014, the defendants entered into a memorandum of understanding (the “memorandum of understanding”) regarding settlement of the consolidated action. The memorandum of understanding outlines the terms of the parties’ agreement in principle to settle and release all claims that were or could have been asserted in the consolidated action. In consideration for such settlement and release, the parties to the consolidated action have agreed that the Company will make certain supplemental disclosures to the definitive proxy statement, all of which are set forth below. The memorandum of understanding contemplates that the parties will attempt in good faith to agree promptly upon a stipulation of settlement to be submitted to the Court for approval at the earliest practicable time. The stipulation of settlement will be subject to customary conditions, including approval by the Court, which will consider the fairness, reasonableness and adequacy of such settlement. Under the terms of the proposed settlement, following final approval by the Court, the consolidated action will be dismissed with prejudice. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such stipulation. In such event, or if the merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect.

The settlement will not affect the timing of the Special Meeting or the amount of merger consideration to be paid to shareholders of the Company in connection with the proposed merger.

Defined terms used but not otherwise defined herein have the meanings ascribed to those terms in the definitive proxy statement.

SUPPLEMENTAL DISCLOSURES

In the memorandum of understanding with respect to the settlement of the lawsuits described above, the Company has agreed to make these supplemental disclosures to the definitive proxy statement. These supplemental disclosures should be read in conjunction with the definitive proxy statement, which should be read in its entirety. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures:

1.      The following disclosure supplements and restates the fourth paragraph on page 22 of the definitive proxy statement, which is under the heading “Proposal 1: Approval of the Merger Agreement — Special Factors—Background of the Merger.”

In the 2013 Process, an affiliate of CSCP, Court Square Capital GP III, LLC, entered into a nondisclosure agreement with the Company on January 17, 2013, which contained among other provisions, customary nondisclosure provisions and a “standstill” provision. The standstill provision prohibited, among other things, (i) purchases or sales of the Company’s securities or proposals to acquire the Company, (ii) statements or proposals to the Board, the 2013 special committee, any Company director or officer, or the public regarding a business combination, (iii) the solicitation of proxies of Common Stock or initiating shareholder proposals, (iv) seeking or proposing to control or influence the management, the Board or policies or affairs of the Company or (v) taking any action to nominate any person for membership on the Board or taking any action to remove any director from the Board or to change the size or composition of the Board. At the end of 2013, CSCP contacted Mr. Pike to inquire whether he was interested in a potential business combination. Mr. Pike informed CSCP that the 2013 standstill had not expired. On January 14, 2014, CSCP approached Mr. Pike to inquire whether he was interested in participating with CSCP in a go-private transaction. Mr. Pike informed CSCP he would be open to discussing the prospect of a go-private transaction with CSCP if the Board authorized it, if the Board oversaw and controlled the process and if the Board ultimately determined the transaction price and material terms were in the best interest of the Company’s unaffiliated shareholders, but that Mr. Pike had no interest in having the Company initiate another strategic transaction evaluation process within 12 months of the 2013 Process unless CSCP was committed and prepared to put forward a serious offer. CSCP then informed Mr. Pike that it was committed and intended to submit a non-binding indication of interest letter to Mr. Pike and Mr. James L. Turner, the Board’s lead independent director.

At the request of Mr. Turner, representatives of BofA Merrill Lynch attended a portion of the Board’s meeting on January 29, 2014 and made a presentation on general industry trends and potential defensive measures. BofA Merrill Lynch’s presentation did not include a discussion of issues related to CSCP or “go-private” transactions. BofA Merrill Lynch was not engaged by the Board at that time, but the meeting provided the Company’s directors an opportunity to meet BofA Merrill Lynch representatives.

On February 18, 2014, Mr. Pike met with Mr. Turner to inform him of CSCP’s interest in the Company, its approach to Mr. Pike about a possible transaction and the likelihood that Mr. Turner and he would receive a non-binding indication of interest letter from CSCP the following day.

2.      The following disclosure supplements and restates the fourth full paragraph on page 23 of the definitive proxy statement, which is under the heading “Proposal 1: Approval of the Merger Agreement — Special Factors—Background of the Merger.”

At the March 2, 2014 meeting, the Special Committee also discussed the potential engagement of an independent financial advisor to the Special Committee. After extensive discussion regarding the qualifications of BofA Merrill Lynch, the Special Committee unanimously selected BofA Merrill Lynch to serve as its financial advisor. BofA Merrill Lynch was engaged effective as of March 1, 2014, and the written engagement letter was entered into on March 8, 2014. Among the reasons for the selection of BofA Merrill Lynch were its recent experience in evaluating companies in the electrical utilities and industrial services sectors, its experience in advising special committees, its reputation in the investment community, the Special Committee’s assessment of BofA Merrill Lynch’s independence from the Company and

CSCP, and the Special Committee’s confidence in the capabilities of the members of the BofA Merrill Lynch team. At the time the Special Committee determined to retain BofA Merrill Lynch as its financial advisor, the Special Committee had been informed by BofA Merrill Lynch that it believed it had no relationships that would impair its ability to serve as independent financial advisor to the Special Committee. At the March 2, 2014 meeting, after its selection by the Special Committee, representatives of BofA Merrill Lynch joined the meeting and discussed financial matters related to a potential transaction and other potential strategic alternatives available to the Company. Then, in an executive session without BofA Merrill Lynch, the Special Committee, with guidance from McGuireWoods, engaged in a discussion of matters related to its fiduciary duties to the Company’s shareholders, focusing on the need for a thorough and objective consideration of CSCP’s proposal in the February Letter, as well as all other strategic alternatives available to the Company, including continued operation on a stand-alone basis.

3.      The following disclosure supplements and restates the second full paragraph on page 24 of the definitive proxy statement, which is under the heading “Proposal 1: Approval of the Merger Agreement — Special Factors—Background of the Merger.”

The Special Committee met on March 24, 2014. At the request of the Special Committee, Mr. Pike informed the Special Committee of the history of his contacts with CSCP subsequent to the 2013 Process. Then, the Special Committee continued its discussions regarding the draft projections. Members of the Company’s management and representatives of BofA Merrill Lynch attended for a portion of the meeting. The discussions focused on matters related to storms (including anticipated revenue, margins and displacement of workers from other projects to work on storm repairs), recent changes in the level of work generated by various customers and the probability of achieving new growth opportunities and the sustainability of those opportunities. The Company’s management reported that the discussions with the Special Committee would result in the need for further refinements to projections. The Special Committee continued its discussions without the Company’s management and thereafter in an executive session without BofA Merrill Lynch. The Special Committee at this time also reviewed information provided by BofA Merrill Lynch regarding investment, commercial and corporate banking relationships during the past two years between (i) BofA Merrill Lynch and its affiliates, on the one hand, and (ii) either (a) the Company and certain of its affiliates or (b) Court Square Capital Partners, L.P., an affiliate of Parent (“Court Square Capital”), and certain of Court Square Capital’s affiliates and portfolio companies, on the other hand. Following its review of this information, the Special Committee reaffirmed its prior determination that BofA Merrill Lynch had no relationships that would impair its ability to serve as independent financial advisor to the Special Committee.

4.      The following disclosure supplements and restates the sixth full paragraph on page 26 of the definitive proxy statement, which is under the heading “Proposal 1: Approval of the Merger Agreement — Special Factors—Background of the Merger.”

Pursuant to various requests, between April 17 and April 24, CSCP and Party A were provided additional schedules supplemental to the management presentation, primarily related to historical and projected financial performance trends, current capitalization, selected operating metrics, and top 20 customer revenue trends. Party B did not request any further information following the management presentation.

5.      The following disclosure supplements and restates the first full paragraph on page 30 of the definitive proxy statement, which is under the heading “Proposal 1: Approval of the Merger Agreement — Special Factors—Background of the Merger.”

On June 13, 2014, the Company’s management prepared updated projections for fiscal year 2014. The projections were updated to reflect actual results for April and May 2014 and an updated and slightly improved forecast for June 2014. The revised projections showed that, as compared to the projections as of April 9, 2014, revenue was expected to be down approximately $11.4 million, gross profit was expected to be down approximately $3.1 million and EBITDA was expected to be down approximately $3.4 million. The revised 2014 projections were provided to CSCP on June 13, 2014 by being posted in the electronic data room and constitute the same set of 2014 projections described in the column “2014E as of 6/24/14” in footnote 2 to the table “Base Case” on page 61. (The 2014 projections appearing in such footnote are dated “as of 6/24/14” because on that date, management updated the June 13 projections to reflect a change in net debt, which did not have any effect on the numbers appearing in such footnote.) The Special Committee did not review the updated information in the June 13, 2014 projections before it was provided to CSCP. The update was routine and reflected actual results for two months and an updated forecast for one month.

6.      The following disclosure supplements and restates the fourth full paragraph on page 30 of the definitive proxy statement, which is under the heading “Proposal 1: Approval of the Merger Agreement — Special Factors—Background of the Merger.”

The Special Committee met on June 18, 2014. Representatives of BofA Merrill Lynch attended for a portion of the meeting. At the request of the Special Committee, BofA Merrill Lynch provided a summary of the management projections which had been prepared by management as of June 13, 2014. BofA Merrill Lynch also provided an update on the due diligence process being conducted by CSCP and JPMorgan. McGuireWoods provided an update on negotiations regarding the merger agreement. After considering the diligent efforts put forth by CSCP to date, including due diligence activities and negotiations regarding the merger agreement, the Special Committee agreed to CSCP’s request to extend the exclusivity period through June 30, 2014 (even though the May Letter did not require an affirmative extension of the exclusivity period by the Special Committee), but with a request that the Company be allowed to continue discussions for up to 14 days after the go-shop period with a party who submitted a sufficiently attractive proposal during the go-shop period. BofA Merrill Lynch discussed preparations that were being made, at the direction of the Special Committee, for the anticipated go-shop process, assuming the Company entered into an agreement with CSCP, and reviewed with the Special Committee a list of prospective purchasers to contact during the go-shop period. The members of the Special Committee suggested additional names to be added to the list. Then, in an executive session without BofA Merrill Lynch, the Special Committee continued its discussions regarding negotiations with CSCP.

7.      The following disclosure supplements and restates the second full paragraph on page 31 of the definitive proxy statement, which is under the heading “Proposal 1: Approval of the Merger Agreement — Special Factors—Background of the Merger.”

The Special Committee met on June 27, 2014. Representatives of BofA Merrill Lynch attended for a portion of the meeting. Mr. Turner reported on his discussions with the Company’s management regarding the two components of the sensitivity case. BofA Merrill Lynch provided a presentation regarding updates on the Company’s recent stock price performance, discussions with CSCP, and an updated preliminary valuation analysis and an expanded list of potential strategic and financial buyers. Included in the meeting materials were the updated management projections originally prepared on June 13, 2014 but updated as of June 24, 2014 to include net debt of $195 million (the revised 2014 estimates appear in the column “2014E as of 6/24/14” in footnote 2 to the table “Base Case” on page 61). The updated preliminary valuation analyses were generally similar to the valuation analyses described below under “—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated,” except that the preliminary valuation analyses were based on projections relating to the Company, publicly available information and market, economic and other conditions and assumptions as of June 27, 2014. The updated preliminary selected publicly traded companies analysis reviewed with the Special Committee at this meeting implied approximate per share equity value reference ranges for the Company of $9.75 to $12.00 (based on estimated calendar year 2014 EBITDA) and $10.25 to $13.00 (based on estimated calendar year 2015 EBITDA), with the financial data of the Company based on the base case. The updated preliminary selected precedent transactions analysis reviewed with the Special Committee at this meeting implied an approximate per share equity value reference range for the Company of $9.25 to $11.25, with the financial data of the Company based on the base case, and the updated preliminary discounted cash flow analysis implied approximate per share equity value reference ranges for the Company of $11.50 to $21.00 (base case) and $13.50 to $24.00 (sensitivity case). BofA Merrill Lynch also presented an updated illustrative leveraged buyout analysis of the Company, which implied approximate per share equity value reference ranges for the Company of $11.00 to $14.00 (base case) and $13.00 to $16.25 (sensitivity case). The presentation also included the illustrative discounted cash flow analysis of each of the two low probability opportunities included in the sensitivity case, which was substantially similar to the April 30 presentation. Following discussion, the Special Committee instructed BofA Merrill Lynch to disregard the sensitivity case, and only consider the base case for purposes of its analysis, because the Special Committee deemed the sensitivity case unreliable due to the fact that the Company’s management had concluded that neither of the incremental opportunities would materialize and the Special Committee concurred with such conclusion. Then, in an executive session without BofA Merrill Lynch, the Special Committee continued its discussion of the Company, its performance and potential strategic alternatives.

8.      The following disclosure supplements and restates the first full paragraph on page 35 of the definitive proxy statement, which is under the heading “Proposal 1: Approval of the Merger Agreement — Special Factors—Background of the Merger.”

The merger agreement and related documents were finalized on August 3, 2014, and were executed and delivered by the parties as of August 4, 2014. Prior to the opening of trading on August 4, 2014, the Company announced the execution of the merger agreement. Later the same day, and under the direction and supervision of the Special Committee, representatives of BofA Merrill Lynch began contacting parties that were believed to be potentially interested in, and capable of, consummating an acquisition of the Company at a purchase price of greater than $12 per share. During the go-shop period, under the direction and supervision of the Special Committee, BofA Merrill Lynch contacted 63 potential buyers of the Company, including 22 strategic buyers and 41 financial sponsors, which included Party C, in order to actively solicit other offers for the Company. BofA Merrill Lynch provided each of these potential buyers a seven-page information package based on public information and a proposed confidentiality agreement.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, the Company filed with the SEC the definitive proxy statement, including a form of proxy card, on November 18, 2014. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The definitive proxy statement and a form of proxy card were mailed to the Company’s shareholders on or about November 18, 2014. Investors will be able to obtain a free copy of the definitive proxy statement and other relevant documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement and other relevant documents from the Company’s website at http://www.pike.com or by directing a request to: Pike Corporation, 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030, Attn: Investor Relations, (336) 719-4622.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, which may be different than those of the Company’s shareholders generally, are set forth in the definitive proxy statement and the other relevant documents filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which was filed with the SEC on September 12, 2014, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Forward-Looking Statements

Any statements in this filing about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the inability to complete or a delay in completing the proposed merger due to the failure to obtain, on a timely basis or otherwise, the required shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iii) the failure of Parent to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended June 30, 2014, which was filed with the SEC on September 12, 2014, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and, except to the extent required by applicable law or regulation, the Company undertakes no obligation to publicly update such forward-looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE CORPORATION

Date: December 9, 2014	By:	/s/ Anthony K. Slater
	Name:	Anthony K. Slater
	Title:	Executive Vice President and Chief Financial Officer